Exhibit E


                               Balch & Bingham LLP
                              Gulfport, Mississippi


                                 April 13, 2004





Securities and Exchange Commission
Washington, DC 20549

RE:      Statement on Form U-1
         of Mississippi Power Company
         (herein called the "Company")
         File No. 70-10094

Ladies and Gentlemen:

We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance and sale by the Company of 300,000 shares of 5.25% Series Preferred Stock, Cumulative, Par Value $100 Per Share (the "new Preferred Stock").

We are of the opinion that:

(a) the Company is validly organized and duly existing as a corporation under the laws of the State of Mississippi and is duly admitted to do business under the laws of the State of Alabama;

(b) the subject transactions have been consummated in accordance with such statement on Form U-1, as amended;

(c)   all state laws applicable to the transactions have been complied with;

(d) the shares of the new Preferred Stock have been validly issued, and such shares are fully paid and non-assessable by the Company and the holders thereof are entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation, as amended, of the Company defining such rights and privileges; and

(e) the consummation of the transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

Securities and Exchange Commission
April 13, 2004
Page 2




We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate pursuant to Rule 24.


                                                 Very truly yours,

                                                 /s/Balch & Bingham LLP

                                                 Balch & Bingham LLP